Contact:	Arash A. Khazei Chief Financial Officer United PanAm Financial Corp. Tel: 949.224.1227 e-mail: akhazei@upfc.com

News Release

UNITED PANAM FINANCIAL CORP ANNOUNCES PLAN TO VOLUNTARILY DELIST FROM THE NASDAQ AND VOLUNTARILY DEREGISTER ITS SECURITIES

Irvine, California –June 4, 2009 - United PanAm Financial Corp. (Nasdaq: UPFC) today announced that it has provided written notice to the NASDAQ Global Select Market (“NASDAQ”) of its intent to voluntarily delist its Common Stock from the NASDAQ and to deregister its Common Stock from the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) by filing Forms 25 and 15 with the U. S. Securities and Exchange Commission (“SEC”). The Company anticipates filing the Form 25 on or about July 3, 2009 and the Form 15 approximately ten (10) days afterwards.

Reasons for and Plans to Delist and Deregister Securities

UPFC’s decision to delist and deregister its securities was made after careful and thorough consideration of the advantages and disadvantages of continuing registration and the continuing costs and demands on management time arising from compliance with SEC, Sarbanes-Oxley and NASDAQ requirements.  UPFC is eligible to deregister its securities because it has fewer than 300 holders of record.  The Board of Directors believes the accounting, legal and administrative savings associated with delisting and deregistration, both in terms of cost and in time, are in the best interests of shareholders and UPFC.  For UPFC’s size and the thinly-traded nature of its stock, the Board believes the financial and management burden is disproportionate to the benefits of maintaining its registered status.  In light of current and expected future regulatory requirements, including requirements resulting from the Sarbanes-Oxley Act, UPFC estimates that it may realize ongoing annual savings of approximately $ 650,000 in addition to any indirect cost savings.  UPFC also expects that management will be able to better focus its attention and resources on continuing to improve operations and enhancing shareholder value.

UPFC expects that the deregistration will become effective within 90 days after the Form 15 is filed with the SEC.  Upon filing of the Form 15, UPFC’s obligation to file certain reports under the Exchange Act, including Forms 10-K, 10-Q and 8-K, will immediately be suspended, and once deregistration is effective, future reports will not be available through the SEC EDGAR system. Following deregistration, however, UPFC intends to continue to hold annual meetings and to voluntarily make periodic financial and other information available to its shareholders via its website, www.upfc.com. As a result of deregistering with the SEC, UPFC’s Common Stock will no longer be eligible for listing on the NASDAQ.  UPFC anticipates, but cannot guarantee, that following the Forms 25 and 15 filings, its Common Stock will continue to be quoted and traded by the Pink Sheets Electronic Quotation Service to the extent broker-dealers commit to make a market in its shares.  The Pink Sheets is a centralized quotation service that collects and publishes market maker quotes in real time, primarily through its website at www.pinksheets.com.  UPFC can provide no assurance that any broker-dealer will make a market in UPFC’s Common Stock, which is a requirement for Pink Sheet quotation.

Previously Authorized Share Repurchase Plan

Pursuant to its previously authorized repurchase program UPFC may repurchase its Common Stock.  Under the authorization, UPFC may periodically repurchase shares on the open market at prevailing market prices or in privately negotiated transactions. As of June 4, 2009, UPFC has purchased 2,089,738 shares and it is authorized to repurchase up to 1,410,262 additional shares of its Common Shares under the previously approved share repurchase plan.

Testing New Loan Origination Platform

UPFC has begun “beta testing”, on a preliminary and limited basis, a new platform to originate automobile installment contracts.  Pursuant to satisfactory results of the test program, expected by September 30, 2009, the Company may expand contract originations to other remaining branches. UPFC had previously suspended contract originations during the third quarter of 2008. The level of contract originations will be subject to the results of the test and the availability of financing at reasonable rates. There is no assurance that the Company will expand contract originations nor that reasonable sources of financing will be obtained.

United PanAm Financial Corp.

UPFC is a specialty finance company engaged in automobile finance, which includes the purchasing and servicing of automobile installment sales contracts originated by independent and franchised dealers of used automobiles.  UPFC conducts its automobile finance business through its wholly-owned subsidiary, United Auto Credit Corporation.

Forward Looking Statements

Any statements set forth above that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act (“SLRA”) of 1995, including statements concerning the Company’s strategies, plans, objectives, intentions and projections.  Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “realize,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Such statements are subject to a variety of estimates, risks and uncertainties, known and unknown, which may cause the Company’s actual results to differ materially from those anticipated in such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, such factors as UPFC’s access to liquidity sources; UPFC’s dependence on securitizations; the lack of a securitization market; UPFC’s need for substantial liquidity to run its business; loans UPFC made to credit-impaired borrowers; reliance on operational systems and controls and key employees; competitive pressures which UPFC faces; changes in the interest rate environment; general economic conditions; the effects of accounting changes; inability to manage consolidating operations; the filing and effective dates of Forms 25 and 15 could differ; a broker might not step in and provide a market to allow for Pink Sheet quotations; and other risks discussed in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. UPFC undertakes no obligation to publicly update or revise any forward-looking statements.